Exhibit 10.71

                              EMPLOYMENT AGREEMENT


     This Employment Agreement dated as of January 29, 2002 is by and between National Medical Heath Card Systems, Inc., a New York Corporation (the "Company"), and Patrick McLaughlin (the "Executive").

     WHEREAS, the Company is engaged in providing comprehensive prescription benefit management services to the general commercial market; and

     WHEREAS, the Company is a party to an Asset Purchase Agreement (the "Purchase Agreement") with Centrus Pharmacy Benefit Management Inc., a company that Executive is currently an Officer of; and

     WHEREAS, the Company desires to employ the Executive and to have the benefit of his skills and services subsequent to the closing of the Purchase Agreement; and

     WHEREAS, The Executive desires to enter into employment with the Company on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the parties, intending legally to be bond, hereby agree as follows:

                                   AGREEMENTS

     Section 1. Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

     "Base Salary" has the meaning set forth in Section 4.1.

     "Board" means the Board of Directors of the Company as the same is constituted from time to time.

     "Cause" means (a) the commission by the Executive of any act, on or after the date of this Agreement, constituting, as to any cash funds or other receipts of the Company, or any material property of the Company or any other Person, (i) theft, (ii) embezzlement, (iii) fraud, (iv) misappropriation of material property under applicable law, or (v) wilful non-disclosure and misappropriation of any corporate opportunity, (b) the conviction of the Executive of a misdemeanor or felony resulting in material injury to the business or property of the Company, or (c) the material breach by the Executive of this Agreement, including but not limited to the failure by the Executive to follow all reasonable and lawful directions of the Board or the President of the Company, which are consistent with the Executive's obligations hereunder, as to any material matter (including, but not limited to, observance of the Company's normal business hours), or the taking of any action by the Executive that would be reasonably likely to cause material injury to the Company or that would be in conflict with any material interest of the Company, which breach shall not have been cured by the Executive within ten (10) days of his receipt of written notice specifying the circumstances constituting said material breach.

     "Confidential Information" means information that is not generally known to the public and that was or is used, developed or obtained by the Company in connection with its business, including (a) products or services, (b) fees, costs and pricing structures, (c) designs, (d) analyses, (e) drawings, photographs and reports, (f) computer software, including operating systems, applications and program listings, (g) flow charts, manuals and documentation,
(h) data bases, (i) accounting and business methods, (j) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (k) customers and clients and customer or client lists, (l) other copyrightable works, (m) all technology and trade secrets, and (n) all similar and related information in whatever form or medium. Confidential Information does not include any information that has been published in a form generally available to the public prior to the date of disclosure or use of such information. Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

     "Employment Period" has the meaning set forth in Section 5 of this Agreement.

     "Executive" means Patrick McLaughlin.

     "Intellectual Property" has the meaning set forth in Section 7 of this Agreement.

     "Permanent Disability" shall have occurred if as a result of physical or mental incapacity, the Employee shall have been incapable of performing Employee's duties hereunder for a period in excess of 26 consecutive weeks in any calendar year, or an aggregate of 30 weeks in any 12 month period.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Reimbursable Expenses" has the meaning set forth in Section 4.5 of this Agreement.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or a combination thereof, or
(b) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of the Person or a combination thereof. For purposes of this Agreement, a Person or Persons will be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated a majority of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association or other business entity.

     Section 2. Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement, for the period provided in Section 5 (the "Employment Period").

     Section 3. Position and Duties.

     3.1 Position. During the Employment Period, the Executive will serve as the Executive Vice President of Managed Care of Company and will perform such executive and management duties as may, from time to time, be determined and assigned to him by the Board, the President of the Company or Mr. Terry Baskin, the Chief Operating Officer of the Company, relating to the business and operations of the Company. Such position and duties shall be similar to the position occupied with, and the services the Executive rendered to, Health Solutions, Ltd. d/b/a/ Centrus Pharmacy Benefit Management, Inc.("Centrus"), provided such prior duties and responsibilities are consistent with the similar business and operations of the Company subsequent to the Asset Purchase. Company reserves the right, in its commercially reasonable discretion, to vary the duties of Executive upon reasonable notice provided that such varied duties remain consistent with the position set forth above; provided however, that if such change is not consistent with the position and duties set forth above, Executive may resign and such resignation shall be deemed an Unjustified
Termination  entitling  Executive to the  payments and benefits  provided for in
Section 5.2.

     3.2 Performance of Duties; Other Activities. The Executive shall devote his best efforts, attention and skills toward performing his duties on behalf of the Company, and his full business and professional time to fully and faithfully perform such duties and responsibilities in a diligent, trustworthy, businesslike and efficient manner. The Executive shall do such traveling as may reasonably be required in connection with the performance of his duties and responsibilities hereunder. The nature of the duties and responsibilities assigned to Executive hereunder shall not be such as to make it impractical for Executive to live in his primary residence in Albany, New York.

     3.3 Reporting. The Executive will report to Mr. Terry Baskin or other individuals of comparable executive status to that of Mr. Baskin, as may be designated by the Board or the President of the Company from time to time.

     Section 4. Base Salary and Benefits.

     4.1 Base Salary. During the Employment Period, the Executive's base salary will be at the rate of $140,000 per annum (the "Base Salary"), plus increases the Board approves in its sole discretion from time to time consistent with that given to other comparable executives of the Company, which Base Salary will be payable by the Company in regular installments in accordance with the general payroll practices of the Company as in effect from time to time.

     4.2 Bonus. In addition to the Base Salary, the Company shall pay to the Executive a bonus (the "Bonus"), in accordance with the Company's Management Bonus Plan. The Bonus will be payable in accordance with such Plan.

     4.3 Earn Out Equity Compensation. On the Effective Date (as defined herein), Executive shall be granted stock options of the Company, at an exercise price and in accordance with a vesting schedule in accordance with the terms and provisions contained in the Stock Option Agreement attached hereto as Exhibit A All Stock Options granted thereunder shall qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), subject to the limitations of Section 422 of the Code.

     In the event that the Executive shall be subject to Justified Termination (as defined below) by the Company, any stock options granted to the Executive by the Company pursuant to the terms and provisions of the Stock Option Agreement shall expire and become null and void, provided however if such termination results from the death or permanent disability of the Executive, any stock options granted to Executive pursuant to the terms and Provisions of the Stock Option Agreement shall continue to vest in accordance with the vesting schedule set forth in Exhibit A notwithstanding such termination.

     4.4 Benefits. In addition to the Base Salary, the Executive shall be entitled to the following further benefits during the Employment Period:

     (a) such major medical, dental, life insurance and disability insurance coverage (collectively, "Benefits") as is, or may from time to time during the Employment Period, be provided for other executive officers of the Company (provided that nothing herein contained shall be deemed to require the Company to maintain any particular plan or policy); and, in connection herewith, the Executive shall, upon commencement of his full-time employment hereunder, be immediately enrolled in the Company's current benefit plans with full credit for the term of his prior service with Centrus unless expressly prohibited by law;

     (b) four (4) weeks of paid vacation per year during the Employment Period (to be taken at mutually convenient times so as not to unduly interfere with the business of the Company).

     (c) Reasonable auto and auto expenses, cell phone, pager and computer expenses and club dues.

     4.5 Expenses. The Company shall reimburse the Executive for any and all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses ("Reimbursable Expenses"), subject to the Company's requirements with respect to reporting and documentation of expenses.

     Section 5. Term and Termination.

     5.1 Conditions Precedent, Term. This Agreement is contingent upon the closing of the Purchase Agreement. The Executive's full-time employment hereunder shall commence upon the closing of the Purchase Agreement (the "Effective Date"), and, unless renewed or modified by written agreement between the Company and the Executive, the Employment Period will terminate on the second anniversary following the Effective Date; provided, that (a) the Employment Period shall terminate prior to such date upon the Executive's resignation, death or Permanent Disability and (b) the Employment Period may be terminated by the Company at any time prior to such date, if such termination shall be for Cause.

     5.2 Unjustified Termination. Except as otherwise provided in Section 5.3 below, if the Employment Period shall be terminated (1) by the Company prior to the second anniversary of the Effective Date for any reason other than (a) for Cause, or (b) as a result of the death or Permanent Disability of the Executive (collectively, an "Unjustified Termination"), or (2) as a result of the Executive's resignation following an uncured material breach of the Company's obligations under this Agreement, the Executive shall be entitled to receive (i) an amount equal to the Executive's then current Base Salary and the benefits to be provided to Executive, as set forth in paragraph 4.4 (a) hereof, for a six
(6) month period ("Severance Period") following the Unjustified Termination ("Severance Pay"), so long as the Executive has not breached and does not breach the provisions of Sections 6, 7, 8 or 9 of this Agreement and (ii) reimbursement of all Reimbursable Expenses incurred by the Executive prior to the termination of the Employment Period. However, such Severance Pay shall immediately be reduced dollar for dollar by the amount of any salary or other compensation received by the Executive during the Severance Period from any other entity or Person.

     5.3 Justified Termination. If the Employment Period shall be terminated by the Company prior to the second anniversary of the Effective Date hereof (a) for Cause, (b) as a result of the Executive's unjustified resignation , or (c) as a result of the death or Permanent Disability of the Executive (collectively, a "Justified Termination"), the Executive shall be entitled to receive his Base Salary through the date of termination and reimbursement of all Reimbursable Expenses incurred by the Executive prior to the termination of the Employment Period. A termination for Cause shall become effective on the date designated by the Company. In the case of Justified Termination, Executive shall not be eligible to receive, and the Company shall not be required to pay, any Severance Pay pursuant to Section 5.2 hereof.

     5.4 Benefits. Except as otherwise required by law, all of the Executive's rights to fringe benefits under this Agreement, if any, accruing after the termination of the Employment Period as a result of a Justified Termination will cease upon such Justified Termination.

     Section 6. Nondisclosure and Non-Use of Confidential Information. The Executive will not at any time disclose or use any Confidential Information of which the Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Executive's performance of duties assigned to the Executive pursuant to this Agreement. The Executive will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

     Section 7. Ownership of Intellectual Property.In the event that the Executive, as part of his activities on behalf of the Company or any Subsidiary of the Company, generates, authors, or contributes to any service, design, new development, device, product, method, trade secret or process (whether or not patentable or reduced to practice or compromising Confidential Information) or any other form of Confidential Information relating directly or indirectly to the business of the Company or any Subsidiary as now or hereinafter conducted (collectively, "Intellectual Property"), the Executive acknowledges that such Intellectual Property is and shall be the sole and exclusive property of the Company and its Subsidiaries, and hereby assigns all right, title and interest in and to such Intellectual Property to the Company. Any copyrightable work prepared in whole or in part by the Executive will be deemed "a work made for hire" under Section 201(b) of the Copyright Act of 1976, as amended, and the Company will own all of the rights comprised in the copyright herein. The Executive will promptly and fully disclose all Intellectual Property and will cooperate with the Company and its Subsidiaries to protect the Company's interests in and rights to such Intellectual Property (including providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company or its Subsidiaries), whether such requests occur prior to or after termination of the Executive's employment hereunder.

     Section 8. Delivery of Materials upon Termination of Employment. As requested by the Company from time to time and upon the termination of the Executive's employment with the Company for any reason, the Executive will promptly deliver to the Company all copies and embodiments, in whatever form or medium, of all Confidential Information or Intellectual Property in the Executive's possession or within his control (including, without limitation, any written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, projections, customer or supplier lists, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.

     Section 9. Non-Competition Agreement. The Executive covenants and agrees that during his employment by the Company, and for a period of two (2) years following the termination for any reason of such employment, except by reason of Executive's resignation as a result of the Company's uncured material breach of its obligations hereunder, he will not, either directly or indirectly, without the prior written consent of the Company, on his own behalf or in the service or on behalf of others (a) serve anywhere in the United States as an owner, manager, stockholder (except as a holder of no more than l% of the issued and outstanding stock of a publicly traded company), consultant, director, officer or employee of any business entity, or participate in the development or provision of goods or services which are similar to or competitive with those goods or services provided by the Company during the term of this Agreement; (b) solicit or divert or appropriate to or for any competing business, or (c) attempt to solicit, divert or appropriate to or for any competing business, any business or services which are the same as the products or services of the Company to or from those entities who are now clients of the Company, joint venturers, or partners with the Company or parties to which Company has submitted a proposal to offer any products or services to customers of Third Party Clients within six (6) months prior to such termination. As used herein, "Third Party Clients" shall mean those institutions and businesses whose customers or members are solicited by the Company for the purchase of products and services. With respect to paragraph (a) hereof, any products or services not offered by the Company on the date of this Agreement but subsequently offered during the Term hereof shall be covered by paragraph (a) if they are related or similar to those services and products offered on the date of this Agreement.

     Section 10. Agreement Not to Solicit Employees.The Executive covenants and agrees that during his employment by the Company, and for a period of two (2) years following termination, for any reason, of such employment, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert or hire away, to any competing business any person employed by the Company, whether or not such employee is a full-time employee or a temporary employee of the Company, and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

     Section 11. Affiliates; Equitable Relief. It is expressly understood that the provisions and limitations of Sections 6, 7, 8, 9 and 10 above shall apply to and with respect to any and all Confidential Information, Intellectual Property, employees and businesses of the Company and any of their subsidiaries or affiliates, as if such Persons and their Confidential Information,
Intellectual Property, employees and businesses were expressly named and described herein. The Executive acknowledges that a breach or threatened breach by him of any of his covenants contained in Sections 6, 7, 8, 9 or 10 of this Agreement could cause irreparable harm to the Company and their respective affiliates, for which it or they would have no adequate remedy at law. Accordingly, and in addition to any remedies which the Company or their affiliates may have at law, in the event of an actual or threatened breach by the Executive of his covenants contained in Sections 6, 7, 8, 9 or 10 of this Agreement, the Company and their affiliates shall have the absolute right to apply to any court of competent jurisdiction for such injunctive or other equitable relief as such court may deem necessary or appropriate in the circumstances.

     Section 12. No Prior Agreements. The Executive hereby represents and warrants to the Company that the execution of this Agreement by Executive, his employment by the Company, and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client, or any other Person. Further, Executive agrees to indemnify and hold harmless the Company and its officers, directors, and representatives for any claim, including, but not limited to, reasonable attorney's fees and expenses of investigation, of any such third party that such third party may now have or may hereafter come to have against the Company or such other persons, based upon or arising out of any non-competition agreement, invention, secrecy, or other agreement between Employee and such third party that was in existence as of the date of this Agreement. To the extent that Employee had any oral or written employment agreement or understanding with the Company, this Agreement shall automatically supersede such agreement or understanding, and upon execution of this Agreement by Employee and the Company, such prior agreement or understanding automatically shall be deemed to have been terminated and shall be null and void.

     Section 13. Miscellaneous.

     13.1 Remedies. The Company will have all rights and remedies set forth in this Agreement, all rights and remedies which the Company has been granted at any time under any other agreement or contract and all of the rights which the Company has under any law. The Company will be entitled to enforce such rights specifically, without posting a bond or other security, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or available in equity.

     13.2 Waivers and Amendments. The provisions of this Agreement may be amended or waived only by a written agreement executed and delivered by the Company and the Executive. No other course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of any such parties.

     13.3 Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of any of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns, whether so expressed or not; provided that the Executive may not assign his rights or delegate his obligations under this Agreement without the written consent of the Company.

     13.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     13.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.

     13.6 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     13.7 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient, two business days after the date when sent to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands, and other communications will be sent to the Executive and to the Company at the addresses set forth below.

                  If to the Executive:

                           Patrick McLaughlin
                           c/o Health Solutions
                           23 British American Boulevard
                           Latham, New York 12110

                  If to the Company:

                           National Medical Health Card Systems, Inc.
                           26 Harbor Park Drive
                           Port Washington, NY 10050
                           Attn:  Jonathan Friedman, Esq.

                  With a copy to (which shall not constitute notice):

                           National Medical Health Card Systems, Inc.
                           26 Harbor Park Drive
                           Port Washington, NY 10050
                           Attn: James Bigl

     Or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

     13.8 No Third Party Beneficiary. This Agreement will not confer any rights or remedies upon any person other than the Company, the Executive and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     13.9 Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

     13.10 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any reference to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

     13.11 Life Insurance. The Company agrees to purchase and maintain throughout the term of employment life insurance for Executive in the amount of one hundred and forty thousand dollars ($140,000) for the benefit of Executives heirs and assigns. Furthermore, the Company shall have the right to obtain life insurance on the Executive's life, at the sole expense of the Company, as the case may be, with the Company as the sole beneficiary thereof. The Executive shall (a) cooperate fully in obtaining such life insurance, (b) sign any necessary consents, applications and other related forms or documents and (c) take any reasonably required medical examinations.

     13.12  Survival.  Sections  6, 7, 8,  9, 10 and 11 of this  Agreement  will
survive   and   continue   in  full  force  in   accordance   with  their  terms
notwithstanding any termination of the Employment Period.

     13.13 Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF NEW YORK.

     13.14 Arbitration. Except for any proceeding seeking equitable remedies in respect hereof (including, without limitation, for enforcement of Sections 6 and 9 above), any dispute or controversy under this Agreement shall be resolved by final and binding arbitration before a single impartial arbitrator designated and acting under the rules and regulations of the American Arbitration Association ("AAA") located in Nassau County, Long Island if such arbitration is commenced by the Executive and in Albany, New York, if such arbitration is commenced by the Company. The decision and award of the arbitrator selected in accordance with the then obtaining rules and regulations of the AAA shall be final and binding upon the parties thereto, and may be enforced by the prevailing party in any court of competent jurisdiction. As part of his or her award, the arbitrator shall allocate the fees of the AAA, any and all other costs of the arbitration, and the parties' reasonable attorneys' fees and expenses, in accordance with the arbitrator's determination of the relative merits of the parties' positions in the arbitration. Notwithstanding any other provision of this Agreement to the contrary, the arbitrator shall have no power to delete from, add to or modify the terms of this Agreement, and may not award any remedy which effectively conflicts directly or indirectly with any provision of the Agreement as written. The arbitrator's power shall be limited to interpreting and enforcing the terms of the Agreement as written.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     National Medical Health Card Systems, Inc.

                                     By: ______________________________
                                         Name:
                                         Title:


                                     By: ____________________________
                                         Patrick McLaughlin

                                    EXHBIT A